                              LETTER OF TRANSMITTAL

                                    To Tender
             Unregistered 9 3/4% Senior Subordinated Notes Due 2007
                                       of
                        WINDY HILL PET FOOD COMPANY, INC.
    Pursuant to the Exchange Offer and Prospectus dated _______________, 1997

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  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
  CITY TIME ON ___________, 1997 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY WINDY HILL PET FOOD COMPANY, INC.
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                  The Exchange Agent of the Exchange Offer is:

                            Wilmington Trust Company

                                     By Registered or Certified Mail or
      By Hand:                              by Overnight Courier:
Wilmington Trust Company                Wilmington Trust Company
c/o Harris Trust Co.                    Attn:  Jill Rylee
of New York as Agent                    Corporate Trust Administration
[75] Water Street                       1100 North Market Street
New York, NY  10004                     Rodney Square North
                                        Wilmington, DE  19890-0001

                                  By Facsimile:
                            Wilmington Trust Company
                                 (302) 651-1079

                   Confirmation by telephone and information:
                                 (302) 651-8869


    (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)


   Delivery of this Notice to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

      IF YOU WISH TO EXCHANGE UNREGISTERED 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007, FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) UNREGISTERED 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                           SIGNATURES MUST BE PROVIDED

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
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                       DESCRIPTION OF TENDERED OLD NOTES

===============================================================================
Name(s) and Address(es) of Registered Owner(s)  Certificate    Principal Amount
         (Please fill in, if blank)              Number(s)         Tendered
--------------------------------------------------------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                               Total Principal
                                               Amount of Notes
                                                  Tendered
================================================================================

Ladies and Gentlemen:

      1. The undersigned hereby tenders to Windy Hill Pet Food Company, Inc., a Minnesota corporation (the "Company"), the unregistered 9 3/4% Senior Subordinated Notes Due 2007 (the "Old Notes"), described above pursuant to the Company's offer of $1,000 principal amount of registered 9 3/4% Senior Subordinated Notes Due 2007 (the "New Notes"), in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in (i) the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by the Company (the "Registration Statement"), (ii) the accompanying Prospectus dated ______________, 1997 (the "Prospectus"), receipt of which is hereby acknowledged, and (iii) this Letter of Transmittal (items (ii) and (iii) together constitute the "Exchange Offer").

      2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

      3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

      4. Unless the box under the heading "Special Registration Instructions" is checked the undersigned hereby represents and warrants that:

      (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder of the Old Notes;


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      (ii)  neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

      (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

      (iv) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company or if it is an affiliate it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      5. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

      6. The undersigned may, if, and only if, unable to make all of the representations and warranties contained in Item 4 above, elect to have its Old Notes registered in the shelf registration described in the Exchange and Registration Rights Agreement, dated May 21, 1997, between the Company and Chase Securities Inc. and Credit Suisse First Boston Corporation in the form filed as an exhibit to the Registration Statement (the "Registration Agreement") (all terms used in this Item 6 with their initial letters capitalized, unless otherwise defined herein, shall have the meanings given them in the Registration Agreement). Such election may be made by checking the box under "Special Registration Instructions" on page 5 hereof. By making such election, the undersigned agrees, as a holder of Transfer Restricted Securities participating in a Shelf Registration, to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and the directors, officers, agents and employees of such controlling persons against any and all loss, liability, claim, damage or expense (including, without limitation, any legal or other expenses reasonably incurred in investigating, preparing or defending against any such action or claim, as incurred) arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions made in a Shelf Registration Statement or the related prospectus (as such may be amended or supplemented). Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision


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

of the Registration Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Agreement.

      7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

      8. Unless otherwise indicated herein under "Special Delivery Instructions," please issue the certificates for the New Notes in the name of the undersigned.

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                          SPECIAL DELIVERY INSTRUCTIONS
                               (See Instruction 1)

      To be completed ONLY IF the New Notes are to be sent to the undersigned at an address other than that provided above.

                              Mail certificates to:

      Name:_____________________________________________________________________
                                 (Please Print)

      Address:__________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________
                                (Including Zip Code)

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                       SPECIAL BROKER-DEALER INSTRUCTIONS
                                  (See Item 5)

    |_| Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

      Name:_____________________________________________________________________
                                 (Please Print)

      Address:__________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________
                                (Including Zip Code)

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                        SPECIAL REGISTRATION INSTRUCTIONS
                                  (See Item 6)

      To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 6 above, (ii) the undersigned elects to register its Old Notes in the shelf registration described in the Registration Agreement, and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in the Registration Agreement.

    |_| By checking this box the undersigned hereby (i) represents that it is unable to make all of the representa ions and warranties set forth in Item 4 above, (ii) elects to have its Old Notes registered pursuant to the shelf registration described in the Registration Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, the Registration Agreement.
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                                    SIGNATURE

To be completed by (i) all exchanging noteholders and (ii) all noteholders wishing to register their Old Notes as described in Item 6 above. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

X_______________________________________________________________________________

X_______________________________________________________________________________
         Signature(s) of Registered Holder(s) or Authorized Signature

Dated:__________________________________________________________________________

Name(s):________________________________________________________________________

________________________________________________________________________________
                             (Please Type or Print)

Capacity:_______________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                             (Including Zip Code)

Area Code and Telephone No.:____________________________________________________

               SIGNATURE GUARANTEE (If Required by Instruction 1)
        Certain Signatures Must be Guaranteed by an Eligible Institution

________________________________________________________________________________
            (Name of Eligible Institution Guaranteeing Signatures)

________________________________________________________________________________
               (Address (including zip code) and Telephone Number
                         (including area code) of Firm)

________________________________________________________________________________
                            (Authorized Signature)

________________________________________________________________________________
                                (Printed Name)

________________________________________________________________________________
                                    (Title)

Dated:__________________________________________________________________________

               PLEASE READ THE INSTRUCTIONS ON THE FOLLOWING PAGE,
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.
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

                                  INSTRUCTIONS

      1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

      2. Delivery of Letter of Transmittal and Old Notes. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above on the cover page of this Letter of Transmittal.

      THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

      3. Signature on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

      If this Letter of Transmittal or any Old Notes or bond power are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

      4. Partial Tenders (not applicable to noteholders who tendered by book-entry transfer). If less than all of the Old Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount at maturity of Old Notes to be tendered in the box above entitled "Description of Tendered Old Notes." A reissued certificate representing the balance of nontendered Old Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this letter, promptly after the Expiration Date. All of the Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.


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

      5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

      Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes specified in this Letter of Transmittal.

      6. Form W-9. Each tendering holder is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on the Department of the Treasury/Internal Revenue Service Form W-9 attached hereto. If the tendering holder is exempt from federal income tax withholding because it is an exempt payee, such tendering holder you must provide its correct TIN in Part I of Form W-9 and, in accordance with Specific Instruction 6 on page two of Form W-9, write "EXEMPT" in the block in Part II and sign and date the Form. If a person is indicated in Special Instruction 1, that person must sign the Form W-9. Failure to provide the information on the form may subject the tendering holder to [31%] federal income tax withholding on the payment of any amounts due with respect to the Old Notes and withholding of an appropriate amount for applicable state taxes. If the tendering holder is not subject to withholding because it is a non-resident alien or a foreign entity, such tendering holder must attach a completed Form W-8 ("Certificate of Foreign Status").

      7. Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.


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